UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Lydall, Inc.
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Lydall, Inc.	Telephone 860 646-1233
One Colonial Road	Facsimile 860 646-8847
P.O. Box 151	www.lydall.com
Manchester, CT 06045-0151

Dale G. Barnhart
President and Chief Executive Officer
dbarnhart@lydall.com

April 12, 2012

Dear Stockholder:

I wanted to bring a very important matter to your attention. It concerns your vote on the election of Kathleen Burdett, Matthew T. Farrell, Suzanne Hammett and S. Carl Soderstrom, Jr. as Directors of Lydall, Inc. at the upcoming Annual Meeting of Stockholders on April 27, 2012. Each of Ms. Burdett, Mr. Farrell, Ms. Hammett and Mr. Soderstrom has served as a member of Lydall’s Audit Review Committee since at least 2003 and has been nominated to continue to serve as a Director. Recently, two institutional shareholder advisory services (ISS Proxy Advisory Services (“ISS”) and Glass Lewis) issued reports recommending that stockholders cast a “WITHHOLD” vote with respect to the re-election of each of these individuals as Directors. The non-Audit Review Committee Board members and Lydall management strongly disagree with this recommendation and I wanted to share our thoughts with you as a Lydall stockholder:

•	Each Of Our Audit Review Committee Members Is Eminently Qualified. As detailed in our proxy statement, Ms. Burdett, Mr. Farrell and Mr. Soderstrom either currently serve or have served as vice presidents and chief financial officers of public companies in related industries. Ms. Hammett serves as the Executive Vice President & Chief Risk Officer for Capital One, N.A., one of the largest banking institutions in the United States. Each member of Lydall’s Audit Review Committee has been determined to be “financially literate” and an “audit committee financial expert” within the meaning of the New York Stock Exchange listing standards and other applicable regulations. In short, Lydall and its stockholders are fortunate that Ms. Burdett, Mr. Farrell, Ms. Hammett and Mr. Soderstrom have served and are willing to continue to serve as Directors. The Board and management believe that Lydall and its stockholders would suffer if the services of these individuals were lost.

•	Lydall’s Audited Financial Statements Have an Unqualified Opinion. Lydall has received an unqualified opinion on its annual financial statements from its outside auditor, PricewaterhouseCoopers LLP, for at least the past decade indicating that its annual financial statements present fairly, in all material respects, the financial position of Lydall and its subsidiaries as of and for the year then ended in accordance with U.S. generally accepted accounting principles.

•	Lydall Has Not Restated Its Financial Reports. Lydall revised certain prior period financial statements to correct for errors that were determined to be immaterial to the previously issued financial statements but would have been material to the period in which the errors were corrected. Contrary to the report issued by ISS, Lydall has not amended prior filings to “restate” its annual or quarterly financial statements in the last two years. An amendment to restate previously issued financial statements would have been required if management had determined that previously issued financial statements had been materially misstated. PricewaterhouseCoopers reviewed management's assessment and concurred with management's determination that previously issued financial statements were not materially misstated.

•	The Prior Material Weaknesses Are Discrete. The “material weaknesses” in 2010 and 2011 that are the source of the adverse voting recommendation from ISS and Glass Lewis are unrelated to each other and have been or are being remediated.
o	The 2010 material weakness was associated with unrecorded freight and unvouchered receipts at Lydall’s Hamptonville, North Carolina facility and was detected and corrected for in the third quarter of 2010. At the time this error occurred, the Hamptonville facility was experiencing explosive growth that required unprecedented expedited freight.
o	The 2011 material weakness was associated with intercompany transactions between a foreign subsidiary and its foreign parent that should have been reflected on Lydall’s consolidated United States tax returns as dividends. The omission was detected and corrected by Lydall’s new Tax Director.

•	The Audit Review Committee Has Taken Affirmative Steps To Enhance the Review of Internal Controls. Since the identification of a material weakness in the third quarter of 2011, the Audit Review Committee has replaced Lydall’s Director of Internal Audit. Our new Director of Internal Audit began his employment on April 10, 2012 and has 15 years of progressive internal audit management experience, both in industry and in public accounting. His expertise includes accounting and business controls, SOX compliance, risk assessment, and process improvement with multi- national, publicly held companies.

•	Lydall Has Taken Affirmative Steps To Improve Its Internal Controls. Both weaknesses had discrete remediation plans.
o	In the fourth quarter of 2010, the Company reinforced policies and roles and responsibilities company-wide, and developed enhanced procedures relating to the weakness noted. At the Hamptonville facility, the finance management team was replaced, additional training programs were developed and implemented, and communication was improved among the functions. Management concluded that this material weakness was fully remediated and PricewaterhouseCoopers concurred with this assessment.
o	In the fourth quarter of 2011, the Company enhanced its quarterly foreign tax packages submitted to its corporate tax department and provided additional training to the foreign finance personnel, highlighting intercompany transactions that may impact United States taxes. Management believes that our internal controls have been strengthened, but additional time is required to validate that the improved controls are sustainable/repeatable. In March 2012, the Company, under the advice of the Audit Review Committee, hired an additional Senior Tax Accountant to support this important function.

Both management and the Audit Review Committee take our internal control systems very seriously, and the Board and I believe that the Audit Review Committee has been instructive, supportive, and appropriately vigilant to ensure that we maintain the best internal control system possible. Prior to completing our 2011 Form 10-K filing, we fully scrutinized our internal controls and enhanced and clarified certain items to improve upon the audit process itself.

If you have any questions or would like to discuss this matter, please feel free to contact me at 860-327-0326.

I appreciate your consideration and look forward to talking with you.

Sincerely,
/s/Dale G. Barnhart
Dale G. Barnhart
President and Chief Executive Officer
Lydall, Inc.

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